Exhibit 99.1
News Release

Release: Immediate:
Contact: Ronda J. Williams
 312-706-3232

Oil-Dri Announces Second Quarter and Six-Month Results

CHICAGO – (March 10, 2009) – Oil-Dri Corporation of America (NYSE: ODC) today announced that net sales for the second quarter were $59,130,000, a 2% increase compared with sales of $58,026,000 in the same quarter one year ago.  The Company reported net income for the quarter of $2,372,000, or $0.33 per diluted share, a 14% increase compared with net income of $2,089,000, or $0.29 per diluted share, in the same quarter one year ago.

Net sales for the six-month period were $122,258,000, an 8% increase compared with net sales of $113,311,000 in the same period one year ago.  Net income for the six-month period of $4,618,000, or $0.64 per diluted share was, flat compared with $4,573,000, or $0.64 per diluted share, in the same period last fiscal year.

Second Quarter Review
President and Chief Executive Officer Daniel S. Jaffee said, “We are satisfied with our results in light of current economic conditions.  During the second quarter we experienced sales growth in the Retail and Wholesale Products Group, in particular with our private label products, where consumers are taking advantage of lower priced cat litter.  The Business-to-Business Products Group, however, experienced lower net sales due to market conditions and competitive challenges.

“Our gross profit margin for the quarter was up 0.5% from last year, but for the six months we have seen our margins shrink by 1.1%, finishing this period at 19.9%.  We are sensitive to how the economy is impacting our customers and, as always, take a long-term approach to relationship building; therefore, we do not feel this is the appropriate environment in which to aggressively repair our profit margins”

- continued -

Business Review

Net sales for the Company’s Retail and Wholesale Products Group were $40,926,000 and group income was $4,053,000 in the second quarter.  Net sales for the six-month period were $83,409,000 and group income was $7,215,000.  In the quarter, sales of private label cat litter were strong in both units and dollars.  Sales of industrial and automotive products were down in units and flat in dollars due to the slow down in the manufacturing sector.

Net sales for the Company’s Business-to-Business Products Group were $18,204,000 and group income was $3,480,000 in the quarter.  Net sales for the six-month period were $38,849,000 and group income was $7,906,000.  In the quarter, sales were down across all product lines in both units and dollars with the exception of co-packaged cat litter products.  A combination of foreign currency exchange rates, global economic factors, higher than normal product inventories of animal health products and aggressive competitive pricing negatively impacted net sales and volume growth.

Financial Review

On December 9, 2008, Oil-Dri’s Board of Directors declared quarterly cash dividends of $0.14 per share of outstanding Common Stock and $0.105 per share of outstanding Class B Stock.  The dividends were paid on March 6, 2009 to stockholders of record at the close of business on February 20, 2009.  At the January 30, 2009 closing price of $16.05 per share and assuming cash dividends continue at the same rate, the annual yield on the Company’s Common Stock is 3.5%.

The Company has paid cash dividends continuously since 1974. The Company’s Board of Directors has increased dividends annually for the past five years.

During the quarter, the Company repurchased 300 shares of Common Stock at an average price of $16.24 per share.  Cash, cash equivalents and short-term investments at January 31, 2009, totaled $16,766,000.  Capital expenditures for the six-month period of $7,757,000 include strategic investments primarily related to new product development.  Capital expenditures in this period were $4,073,000 more than depreciation and amortization of $3,684,000.

Looking Forward

Jaffee continued, “While we are pleased that the markets we serve have been relatively stable, we remain diligent in managing our expenses and using our resources wisely.  We will continue to invest in our business where we believe our return will give us the greatest long-term benefit.”

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The Company will offer a live web cast of the second quarter earnings teleconference on Wednesday, March 11, 2009, from 10:00a.m. – 10:30a.m. CST.  To listen to the call via the web, please visit www.streetevents.com or www.oildri.com.  An archived recording of the call and written transcripts of all teleconferences are posted on the Oil-Dri website.

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty markets, industrial and automotive, and is the world’s largest manufacturer of cat litter.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, web cast, phone calls, and conference calls.  Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “believe”, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission.  Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

OIL - DRI  CORPORATION OF AMERICA

Consolidated Statements of Income
(in thousands, except for per share amounts)
(unaudited)

	Second Quarter Ended January 31,
	2009	% of Sales	2008	% of Sales
Net Sales	$59,130	100.0%	$58,026	100.0%
Cost of Sales	(47,217)	79.9%	(46,678)	80.4%
Gross Profit	11,913	20.1%	11,348	19.6%
Operating Expenses	(8,342)	14.1%	(8,251)	14.2%

Operating Income	3,571	6.0%	3,097	5.3%
Interest Expense	(478)	0.8%	(570)	1.0%
Other Income	85	0.1%	355	0.6%

Income Before Income Taxes	3,178	5.4%	2,882	5.0%
Income Taxes	(806)	1.4%	(793)	1.4%

Net Income	$2,372	4.0%	$2,089	3.6%

Net Income Per Share:
Basic Common	$0.36		$0.32
Basic Class B Common	$0.29		$0.26
Diluted	$0.33		$0.29
Average Shares Outstanding:
Basic Common	5,131		5,062
Basic Class B Common	1,873		1,853
Diluted	7,242		7,239

	Six Months Ended January 31,
	2009	% of Sales	2008	% of Sales
Net Sales	$122,258	100.0%	$113,311	100.0%
Cost of Sales	(97,969)	80.1%	(89,533)	79.0%
Gross Profit	24,289	19.9%	23,778	21.0%
Operating Expenses	(17,080)	14.0%	(17,111)	15.1%

Operating Income	7,209	5.9%	6,667	5.9%
Interest Expense	(983)	0.8%	(1,144)	1.0%
Other Income	29	0.0%	785	0.7%

Income Before Income Taxes	6,255	5.1%	6,308	5.6%
Income Taxes	(1,637)	1.3%	(1,735)	1.5%
Net Income	$4,618	3.8%	$4,573	4.0%

Net Income Per Share:
Basic Common	$0.70		$0.70
Basic Class B Common	$0.56		$0.57
Diluted	$0.64		$0.64

Average Shares Outstanding:
Basic Common	5,129		5,033
Basic Class B Common	1,868		1,846
Diluted	7,245		7,196

OIL - DRI  CORPORATION OF AMERICA

Consolidated Balance Sheets
(in thousands, except for per share amounts)
(unaudited)

	As of January 31,
	2009	2008

Current Assets
Cash and Cash Equivalents	$2,272	$4,325
Investment in Treasury Securities	14,494	24,355
Accounts Receivable, net	31,399	29,973
Inventories	19,235	16,396
Prepaid Expenses	6,563	6,299
Total Current Assets	73,963	81,348
Property, Plant and Equipment	55,196	51,732
Other Assets	14,432	12,281
Total Assets	$143,591	$145,361

Current Liabilities
Current Maturities of Notes Payable	$1,700	$8,080
Accounts Payable	6,330	6,130
Dividends Payable	921	846
Accrued Expenses	13,327	14,366
Total Current Liabilities	22,278	29,422
Long-Term Liabilities
Notes Payable	21,300	23,000
Other Noncurrent Liabilities	10,380	8,001
Total Long-Term Liabilities	31,680	31,001
Stockholders' Equity	89,633	84,938
Total Liabilities and Stockholders' Equity	$143,591	$145,361

Book Value Per Share Outstanding	$12.81	$12.35

Acquisitions of Property, Plant and Equipment Second Quarter	$4,205	$1,681
Year to Date	$7,757	$3,828
Depreciation and Amortization Charges Second Quarter	$1,799	$1,873
Year to Date	$3,684	$3,735

OIL - DRI  CORPORATION OF AMERICA
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Six Months Ended
	January 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES

Net Income	$4,618	$4,573

Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and Amortization	3,684	3,735
(Increase) in Accounts Receivable	(89)	(2,159)
(Increase) in Inventories	(1,491)	(1,159)
(Decrease) Increase in Accounts Payable	(972)	144
(Decrease) in Accrued Expenses	(2,784)	(1,893)
Other	(1,020)	(519)
Total Adjustments	(2,672)	(1,851)
Net Cash Provided by Operating Activities	1,946	2,722

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(7,757)	(3,828)
Net Dispositions (Purchases) of Investment Securities	6,531	(6,006)
Other	11	28
Net Cash Used in Investing Activities	(1,215)	(9,806)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on Long-Term Debt	(4,080)	(80)
Dividends Paid	(1,838)	(1,678)
Purchase of Treasury Stock	(649)	—
Other	162	1,199
Net Cash Used in Financing Activities	(6,405)	(559)

Effect of exchange rate changes on cash and cash equivalents	1,098	(165)

Net Decrease in Cash and Cash Equivalents	(4,576)	(7,808)
Cash and Cash Equivalents, Beginning of Year	6,848	12,133
Cash and Cash Equivalents, January 31	$2,272	$4,325